Exhibit 5.1

CLIFFORD CHANCE US LLP

31 WEST 52ND STREET
NEW YORK, NY 10019-6131

TEL +1 212 878 8000
FAX +1 212 878 8375

www.cliffordchance.com

December 21, 2017

Safety, Income & Growth Inc.
1114 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to Safety, Income & Growth Inc., a Maryland corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-11 (together with any amendments thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 21, 2017, relating to the offer and sale from time to time of up to 2,885,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) by the selling stockholders listed in the Registration Statement.

In rendering the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate. As to factual matters relevant to the opinion set forth below, we have, with your permission, relied upon certificates of officers of the Company and public officials.

Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that the Shares are legally issued, fully paid and nonassessable.

The foregoing opinion is limited to the Maryland General Corporation law as currently in effect.  We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP